Exhibit 99.2

Cytori Announces Pricing of $9.5 million Public Offering of Common Stock

SAN DIEGO, April 11, 2017 (GLOBE NEWSWIRE) -- Cytori Therapeutics, Inc. (“Cytori” or the “Company”) (NASDAQ: CYTX) announced today that it has priced an underwritten public offering of 8,600,000 shares of its common stock at a price to the public of $1.10 per share. Gross proceeds, before underwriting discounts and commissions and estimated offering costs, are expected to be approximately $9.5M.

Cytori currently intends to use the net proceeds of the offering for working capital and general corporate purposes, including funding of the HABEO and ATI-0918 development programs. Cytori has granted the underwriter a 45-day option to purchase up to 15% of additional shares of its common stock. The offering is expected to close on or about April 17, 2017, subject to satisfaction of customary closing conditions.

Maxim Group LLC is acting as sole book-running manager for the offering.

The securities described above are being offered by Cytori pursuant to a registration statement (File No. 333-195846) previously filed and declared effective by the Securities and Exchange Commission (SEC). This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction. When available, copies of the prospectus supplement and the accompanying prospectus relating to this offering may be obtained from Maxim Group LLC, 405 Lexington Avenue, 2nd Floor, New York, NY 10174, at 212-895-3745. Electronic copies of the final prospectus supplement and accompanying prospectus will also be available on the website of the SEC at www.sec.gov.

About Cytori

Cytori is a therapeutics company developing regenerative and oncologic therapies from its proprietary cell therapy and nanoparticle platforms for a variety of medical conditions. Data from preclinical studies and clinical trials suggest that Cytori Cell Therapy™ acts principally by improving blood flow, modulating the immune system, and facilitating wound repair. As a result, Cytori Cell Therapy™ may provide benefits across multiple disease states and can be made available to the physician and patient at the point-of-care through Cytori’s proprietary technologies and products. Cytori Nanomedicine™ is developing encapsulated therapies for regenerative medicine and oncologic indications. For more information, visit www.cytori.com.

Safe Harbor Statement

Cytori cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. Words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “think,” “may,” “could,” “will,” “would,” “should,” “continue,” “potential,” “likely,” “opportunity” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. These statements are based on Cytori’s current beliefs and expectations. These forward-looking statements include statements regarding Cytori’s expectations on the completion, timing and size of the offering and the anticipated use of proceeds therefrom. The inclusion of forward-looking statements should not be regarded as a representation by Cytori that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed public offering and other risks and uncertainties inherent in Cytori’s business, including those described in Cytori’s periodic filings with the SEC and the prospectus supplement and related prospectus for this offering filed with the

SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. There may be events in the future that Cytori is unable to predict, or over which it has no control, and Cytori’s business, financial condition, results of operations and prospects may change in the future. Cytori assumes no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made, except as required by applicable law. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Cytori Therapeutics, Inc.

Tiago Girão, +1 (858) 458.0900

ir@cytori.com

Source: Cytori Therapeutics